                                   DEMAND NOTE                    Exh. 4.1


Executed as of the 5th day of                                     No. 1100820000
June, 1996 at Chicago, Illinois.

Amount $8,500,000


          FOR VALUE RECEIVED, the Undersigned (jointly and severally, if more than one) promises to pay to the order of LASALLE NATIONAL BANK (hereinafter, together with any holder hereof, called "Bank"), at the main office of the Bank, the principal sum of Eight Million Five hundred thousand Dollars $(8,500,000.00) plus the aggregate unpaid principal amount of all advances made by Bank to the Undersigned (or any one of them, if more than one) pursuant to and in accordance with Paragraph 2 of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Bank to the Undersigned (or any one of them, if more than one) pursuant to and in accordance with Paragraph 2 of the Loan Agreement. The Undersigned (jointly and severally, if more than one) further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

          This Demand Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated June 5, 1996, between Bank and the Undersigned (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement.

          THE OUTSTANDING PRINCIPAL BALANCE OF THE UNDERSIGNED'S LIABILITIES TO BANK UNDER THIS DEMAND NOTE SHALL BE PAYABLE UPON DEMAND. Prior to demand, principal hereunder shall be payable pursuant to the terms of the Loan Agreement.

          The Undersigned (and each one of them, if more than one) hereby authorizes the Bank to charge any account of the Undersigned (and each one of them, if more than one) for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned under this Demand Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Bank may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Undersigned.

          The principal and all accrued interest hereunder may be prepaid by the Undersigned, in part or in full, at any time; provided, however, that the Undersigned shall pay a prepayment fee as provided in the Loan Agreement.

          The Undersigned (and each one of them, if more than one) waives the benefit of any law that would otherwise restrict or limit Bank in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Bank to the Undersigned (or any one of them). The Undersigned (and each one of them, if more than one) waives every defense, counterclaim or setoff which the Undersigned (or any one of them) may now have or hereafter may have to any action by Bank in enforcing this Note and/or any of the other Liabilities, or in enforcing Bank's rights in the Collateral and ratifies and confirms whatever Bank may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Bank shall not be liable for any error in judgment or mistakes of fact or law.

          The Undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights hereunder.

          The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Undersigned (and each one of them, if more than one) and the Undersigned's heirs, legal representatives, successors and assigns (and each of them, if more than one). If this Note contains any blanks when executed by the Undersigned (or any one of them, if more than one), the Bank is hereby authorized, without notice to the Undersigned (or any one of them, if more than one) to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. If more than one party shall execute this Note, the term "Undersigned" as used herein shall mean all parties signing this Note, and each one of them, and all such parties, their respective heirs, executors, administrators, successors and assigns, shall be jointly and severally obligated hereunder.

          To induce the Bank to make the loan evidenced by this Note, the Undersigned (and each one of them, if more than one) (i) irrevocably agrees that, subject to Bank's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Bank, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, BANK AND THE UNDERSIGNED (OR ANY ONE OF THEM, IF MORE THAN ONE) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION
                                                           Exh. 4.1

OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE UNDERSIGNED OR BANK OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK, waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Undersigned at the address indicated in the Bank's records; and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Undersigned" shall be so construed.

          IN WITNESS WHEREOF, each of the Undersigned, if more than one, has executed this Note on the date above set forth.

(INDIVIDUAL(S) SIGN BELOW)         (CORPORATION OR PARTNERSHIP
                                   SIGN BELOW)


                                   WEGENER COMMUNICATIONS, INC.
------------------------------     -----------------------------------------
Name                               Name of Corporation or Partnership

                                   By   C. Troy Woodbury, Jr.
------------------------------       ---------------------------------------
Address                              Name and Title  Exec. V.P. and COO

                                   11350 Technology Circle; Duluth GA, 30155
------------------------------     -----------------------------------------
                                   Address

                                   By
------------------------------       ---------------------------------------
Name                                 Name and Title

------------------------------     -----------------------------------------
Address                            Address

------------------------------     -----------------------------------------
==================================================================

FOR BANK USE ONLY

Officer's Initials:  __________
Approval: __________

                                                           Exh. 4.1

                                                                   Exh. 4.1

                           LOAN AND SECURITY AGREEMENT

          THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") made this 5th day of June, 1996 by and between LASALLE NATIONAL BANK, a national banking association ("BANK"), LaSalle and Monroe Streets, Chicago, Illinois 60674, and Wegener Communicaitons,Inc.; 11350 Technology Circle; Duluth Georgia, 30155 ("BORROWER")
[INSERT ENTITY DESIGNATION(S) AND ADDRESS(ES) OF PRINCIPAL PLACE OF BUSINESS].

                                   WITNESSETH:

          WHEREAS, Borrower may, from time to time, request Loans from Bank, and the parties wish to provide for the terms and conditions upon which such Loans, if made by Bank, shall be made;

          NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Bank, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

          1.     DEFINITIONS.

          (a) "ACCOUNT," "ACCOUNT DEBTOR," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," and "INVENTORY," shall have the respective meanings assigned to such terms, as of the date of this Agreement, in the Illinois Uniform Commercial Code.

          (b) "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with Borrower.

          (c) "COLLATERAL" shall mean all of the property of Borrower described in paragraph 4 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Bank to secure, either directly or indirectly, repayment of any of the Liabilities.

          (d) "ELIGIBLE ACCOUNT" shall mean an Account owing to Borrower which is acceptable to Bank in its sole discretion for lending purposes. Without limiting Bank's discretion, Bank shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

               (i) it is genuine and in all respects what it purports to be;

               (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Bank or assign it to Bank and it is subject to a first priority perfected security interest in favor of Bank and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

               (iii) it arises from (A) the performance of services by Borrower and such services have been fully performed and acknowledged and accepted by the

                                                                   Exh. 4.1
     Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept any of the Goods, returned or offered to return any of the Goods, or refused to accept any of the services which are the subject of such Account, and Borrower has possession of, or Borrower has delivered to Bank (at Bank's request) shipping and delivery receipts evidencing delivery of such Goods;

               (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than fifty percent (50%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

               (v)      it is a valid, legally enforceable and
     unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

               (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

               (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or Affiliate, unless the Account arises out of a transaction permitted by paragraph 10(l) hereof and is otherwise an Eligible Account;

               (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Bank pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

               (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election, or (z) Borrower has proven, to Bank's satisfaction, that it is exempt from any such requirements under any such state's laws;

               (x) it is an Account which arises out of a sale made in the ordinary course of Borrower's business;

                                                                   Exh. 4.1
               (xi) the Account Debtor is a resident or citizen of, and is located within, the United States of America;

               (xii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

               (xiii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or
     (B) which violates any of the covenants of Borrower contained in this Agreement;

               (xiv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds a credit limit determined by Bank in its sole discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this subparagraph 1(d)(xiv) shall be Eligible Accounts to the extent of such credit limit); and

               (xv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Bank in its sole discretion.

          (e) "ELIGIBLE INVENTORY" shall mean Inventory of Borrower which is acceptable to Bank in its sole discretion for lending purposes. Without limiting Bank's discretion, Bank shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

               (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Bank and it is subject to a first priority perfected security interest in favor of Bank and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

               (ii) it is located on the premises listed on Exhibit B and is not in transit;

               (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Bank may otherwise consent in writing) new and unused and free from defects which would, in Bank's sole determination, affect its market value;

               (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Bank has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, such UCC financing statements, warehouse receipts, waivers and other documents as Bank shall require;

                                                                   Exh. 4.1
               (v) Bank has determined in accordance with Bank's customary business practices that it is not unacceptable due to age, type, category or quantity; and

               (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue or (B) which violates any of the covenants of Borrower contained in this Agreement.

          (f) "EVENT OF DEFAULT" shall have the meaning specified in paragraph 12 hereof.

          (g) "EXHIBIT A" shall mean the exhibit entitled Exhibit A - Special Provisions which is attached hereto and made a part hereof.

          (h) "EXHIBIT B" shall mean the exhibit entitled Exhibit B - Business and Collateral Locations which is attached hereto and made a part hereof.

          (i) "INDEMNIFIED PARTY" shall have the meaning specified in paragraph 14 hereof.

          (j) "LETTER OF CREDIT" or "LETTERS OF CREDIT" shall mean any standby or documentary letter of credit issued by Bank on behalf of Borrower.

          (k) "LIABILITIES" shall mean any and all obligations, liabilities and indebtedness of Borrower to Bank or to any parent, affiliate or subsidiary of Bank of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

          (l) "LOAN" or "LOANS" shall mean all advances made by Bank to Borrower pursuant to paragraph 2 hereof and all other loans, advances and financial accommodations made by Bank to or on behalf of Borrower hereunder.

          (m) "LOAN LIMIT" shall have the meaning specified in paragraph 1 of Exhibit A.

          (n) "LOCK BOX" and "LOCK BOX ACCOUNT" shall have the meanings specified in paragraph 7 hereof.

          (o) "OBLIGOR" shall mean Borrower and each Person who is or shall become primarily or secondarily liable for any of the Liabilities.

          (p) "ORIGINAL TERM" shall have the meaning specified in paragraph 9 hereof.

          (q) "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on

                                                                   Exh. 4.1
behalf of Borrower or any other Person and delivered to Bank or to any parent, affiliate or subsidiary of Bank in connection with the Liabilities or the transactions contemplated hereby.

          (r) "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of Borrower.

          (s) "PERMITTED LIENS" shall mean (i) statutory liens of landlord's, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favor of Bank, (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business, and (iv) liens specifically permitted by Bank in writing.

          (t) "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

          (u) "RENEWAL TERM" shall have the meaning specified in paragraph 9 hereof.

          (v) "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower.

          (w) "TANGIBLE NET WORTH" shall have the meaning specified in subparagraph 11(o) hereof.

          2. LOANS. Subject to the terms and conditions of this Agreement (including Exhibit A) and the Other Agreements, during the Original Term and any Renewal Term, Bank may, in its sole discretion, make such Loans to Borrower as Borrower shall from time to time request. The aggregate unpaid principal of all Loans outstanding at any one time shall not exceed the Loan Limit set forth in Exhibit A and shall bear interest at the rates set forth in Exhibit A. ALL LOANS SHALL BE REPAID BY BORROWER UPON DEMAND BY BANK. Prior to Bank making such demand, Loans shall be repaid as provided elsewhere in this Agreement. If at any time the outstanding principal balance of the Loans exceeds the Loan Limit, or any portion of the Loans exceeds any applicable sublimit set forth in Exhibit A, Borrower shall immediately, and without the necessity of a demand by Bank, pay to Bank such amount as may be necessary to eliminate such excess and Bank shall apply such payment to the Liabilities in such order as Bank shall determine in its sole discretion. Borrower hereby authorizes Bank, in its sole discretion, to charge any of Borrower's accounts to make any payments of principal, interest or fees required by this Agreement. All Loans shall, in Bank's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Bank.

                                                                   Exh. 4.1
However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Bank.

          3. FEES AND CHARGES. Borrower shall pay to Bank, in addition to all other amounts payable hereunder, the fees and charges set forth in Exhibit A.
It is the intent of the parties that the rate of interest and the other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Bank may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

          4. GRANT OF SECURITY INTEREST TO BANK. As security for the payment of all Loans now or in the future made by Bank to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Bank and grants to Bank a continuing security interest in the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures; (e) all deposits and cash; (f) any other property of Borrower now or hereafter in the possession, custody or control of Bank or any agent or any parent, affiliate or subsidiary of Bank or any participant with Bank in the Loans for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (g) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

          5. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall, at Bank's request, at any time and from time to time, execute and deliver to Bank such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Bank) and do such other acts and things as Bank may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Bank (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Bank's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

                                                                   Exh. 4.1
          6. POSSESSION OF COLLATERAL AND RELATED MATTERS. Until the commencement of a foreclosure or liquidation to realize upon the Collateral, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower

          7.   COLLECTIONS.

                                                                   Exh. 4.1
          (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "LOCK BOX") designated by, and under the exclusive control of, Bank or another financial institution acceptable to Bank. Borrower shall establish an account (the "LOCK BOX ACCOUNT") in Borrower's name with Bank or such other financial institution acceptable to Bank, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, or any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Bank and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. If the Lock Box Account is not established with Bank, the financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Bank, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Bank, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to Bank, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Bank, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. If the Lock Box Account is established with Bank, Borrower agrees to pay all fees, costs and expenses which Bank incurs in connection with opening and maintaining the Lock Box Account and depositing for collection by Bank any check or other item of payment received by Bank on account of the Liabilities. All of such fees, costs and expenses shall constitute Loans hereunder, shall be payable to Bank by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by Borrower to Bank, and, if that endorsement of any such item shall not be made for any reason, Bank is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this paragraph, Borrower irrevocably hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of Borrower or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

          (b) Bank may, at any time and from time to time, after the occurrence of an Event of Default whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or contract rights by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower upon such terms, for such amount and at such time or times as Bank deems advisable; (v) prepare, file and sign Borrower's name

                                                                   Exh. 4.1
on any proof of claim in bankruptcy or other similar document against any Account Debtor; and (vi) do all other acts and things which are necessary, in Bank's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Bank to collect the Accounts. In addition to any other provision hereof, Bank may at any time, after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Bank of any amounts due or to become due thereunder.

          (c) For purposes of calculating interest, Bank shall, within two (2) business days after receipt by Bank at its office in Chicago, Illinois of (i) checks and (ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as Bank shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, (i) checks and (ii) cash or other immediately available funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Bank shall determine in its sole discretion, on the day of receipt, subject to actual collection.

          (d) Bank, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Bank in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Bank shall constitute Loans, payable by Borrower to Bank on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

          (e) Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, Borrower shall deliver the original thereof to Bank together with an appropriate endorsement or other specific evidence of assignment thereof to Bank (in form and substance acceptable to Bank). If an endorsement or assignment of any such items shall not be made for any reason, Bank is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

          8.   SCHEDULES AND REPORTS.

          (a) Within ten (10) days after the close of each calendar month, and at such other times as may be requested by Bank from time to time hereafter, Borrower shall deliver to Bank (i) a schedule identifying each Eligible Account together with copies of the invoices when requested by Bank (with evidence of shipment attached) pertaining to each such Eligible Account, for the month (or other applicable period) immediately preceding; (ii) such additional schedules, certificates, reports and information with respect to the Collateral as Bank may from time to time require; and (iii) an assignment of any or all items of Collateral to Bank. Bank, through its officers, employees or agents, shall have the right, at any time and from time to time in Bank's name, in the name of a nominee of Bank or in Borrower's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower shall reimburse Bank, on demand, for all costs, fees and expenses incurred by Bank in this regard.

                                                                   Exh. 4.1
          (b) Without limiting the generality of the foregoing, Borrower shall deliver to Bank, at least once a month (or more frequently when requested by Bank), a report with respect to Borrower's Inventory. Borrower shall immediately notify Bank of any event causing loss or depreciation in value of Borrower's Inventory (other than normal depreciation occurring in the ordinary course of business).

          (c) All schedules, certificates, reports, assignments and other items delivered by Borrower to Bank hereunder shall be executed by an authorized representative of Borrower and shall be in such form and contain such information as Bank shall specify.


          9. TERMINATION. This Agreement shall be in effect from the date hereof until May 5, 1999 (the "ORIGINAL TERM") unless (a) Bank makes demand for repayment prior to the end of the Original Term (b) the due date of the Liabilities is accelerated pursuant to paragraph 13 hereof; or (c) Borrower prepays all of the Liabilities in full prior to the end of the Original Term. Absent an Event of Default, Bank will give at least one hundred twenty days
(120) notice of its intention to demand the Loans or terminate this Agreement prior to the end of the Original Term. If one or more of the events specified in clauses (a), (b) and (c) occurs, this Agreement shall terminate on the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the payment of the Liabilities has become indefeasible. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Bank a release, in form and substance satisfactory to Bank, of all obligations and liabilities of Bank and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Bank, in form and substance satisfactory to Bank, for checks which Bank has credited to Borrower's account, but which subsequently are dishonored for any reason. If, during the term of this Agreement, Borrower prepays all or any portion of the Liabilities, and in connection therewith, either (a) permits any security agreement, financing statement or analogous instrument to be executed or filed with respect to the Collateral for the benefit of someone other than Bank, or (b) creates, incurs or assumes any liability for borrowed money (except for borrowings from Bank and borrowings permitted pursuant to paragraph 10(g) hereof). Borrower agrees to pay to Bank, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to the product of (i) fifty percent (50%) of the average monthly interest earned by Bank on the Loans made hereunder preceding the date of prepayment, multiplied by (ii) the number of full and partial months remaining from the date of prepayment to the end of the Original Term or the then current Renewal Term, provided, that Borrower shall not be required to pay such prepayment fee if the Liabilities are prepaid by Borrower in response to the Bank's demand for payment of the Loans before the occurrence of an Event of Default.

          10. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents, warrants and covenants that:

          (a) the financial statements delivered or to be delivered by Borrower to Bank at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect in all material respects the financial condition of Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Bank most recently prior to the date of this Agreement;

                                                                   Exh. 4.1
          (b) the office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes are as set forth in Exhibit B; Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise Bank in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of Borrower's books, records and accounts (or copies thereof) or the opening or closing of any post office box of Borrower;

          (c) the Collateral, including, without limitation, the Equipment (except any part thereof which prior to the date of this Agreement Borrower shall have advised Bank in writing consists of Collateral normally used in more than one state) is and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit B, and at other locations within the continental United States of which Bank has been advised by Borrower in writing;

          (d) if any of the Collateral consists of Goods of a type normally used in more than one state, whether or not actually so used, Borrower shall immediately give written notice to Bank of any use of any such Goods in any state other than a state in which Borrower has previously advised Bank such Goods shall be used, and such Goods shall not, unless Bank shall otherwise consent in writing, be used outside of the continental United States;

          (e) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral other than any security agreement, financing statement or analogous instrument evidencing security interests in favor of Bank or evidencing Permitted Liens;

          (f) each Account or item of Inventory which Borrower shall, expressly or by implication, request Bank to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Bank from time to time, and Borrower shall promptly notify Bank in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible;

          (g) Borrower is and shall at all times during the Original Term or any Renewal Term be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens;

          (h) Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder; Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower where such conflict would have a material adverse effect on its business, property assets, operations or condition, financial or otherwise, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property (other than Permitted Liens) under any existing

                                                                   Exh. 4.1
indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected;

          (i) except as previously disclosed to Bank in writing, there are no actions or proceedings which are pending, to the best of Borrower's knowledge, or threatened against Borrower which might result in any material adverse change in its financial condition or materially adversely affect the Collateral and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Bank;

          (j) Borrower has obtained all licenses, authorizations, approvals and permits the lack of which would have a material adverse effect on the operation of its business, and Borrower is and shall remain in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters) the failure to comply with which would have a material adverse effect on its business, property, assets, operations or condition, financial or otherwise;

          (k) all written information now, heretofore or hereafter furnished by Borrower to Bank is and shall be true and correct as of the date with respect to which such information was or is furnished;

          (l) Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any Affiliate; provided, however, that Borrower may enter into transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate and, in connection therewith, may transfer cash or property to Affiliates for fair value;

          (m) Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames or division names in the operation of its business, except as otherwise disclosed in writing to Bank; Borrower shall notify Bank in writing within ten (10) days of the change of its name or the use of any tradenames or division names not previously disclosed to Bank in writing;

          (n) with respect to Borrower's Equipment: (i) other than Equipment leased by Borrower on the date hereof, Borrower has good and indefeasible and merchantable title to and ownership of all Equipment, including, without limitation, the Equipment described or listed on the schedule of Equipment delivered to Bank concurrently with this Agreement; (ii) Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained;
(iii) Borrower shall not permit any such items to become a fixture to real estate or an accession to other personal property; and (iv) Borrower, immediately on demand by Bank, shall deliver to Bank any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the Equipment;

                                                                   Exh. 4.1
          (o) this Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

          (p) Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

          (q) Borrower is not now obligated, nor shall it create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except that Borrower may
(i) borrow money from a Person other than Bank on an unsecured and subordinated basis if a subordination agreement in favor of Bank and in form and substance satisfactory to Bank is executed and delivered to Bank relative thereto; (ii) maintain any present indebtedness to any Person which has been disclosed to Bank in writing and consented to in writing by Bank; and (iii) incur unsecured indebtedness to trade creditors in the ordinary course of Borrower's business;

          (r) Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time;

          (s) except as otherwise disclosed in writing to Bank, Borrower has no Parents, Subsidiaries or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person;

          (t) if Borrower is a corporation or partnership, Borrower is duly organized and in good standing in its state of organization and Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary; or, if Borrower is not so qualified, Borrower may cure any such failure without losing any of its rights or affecting Bank's rights;

          (u) Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of Borrower;

          (v) there are no controversies pending or to the best of Borrower's knowledge threatened between Borrower and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the continued financial success and well-being of Borrower, and Borrower is in compliance in all material respects with all federal and state laws respecting employment and employment terms, conditions and practices; and

                                                                   Exh. 4.1
          (w) Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

Borrower represents, warrants and covenants to Bank that all representations and warranties of Borrower contained in this Agreement (whether appearing in paragraphs 10 or 11 hereof or elsewhere) shall be true at the time of Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

          11. ADDITIONAL COVENANTS OF BORROWER. Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Bank's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

          (a) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit B;

          (b) Borrower agrees to deliver to Bank the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied: (i) no later than twenty
(20) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower; (ii) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's fiscal year a balance sheet, operating statement and reconciliation of surplus of Borrower, which quarterly financial statements may be unaudited but shall be certified by the Chief Financial Officer of Borrower; and (iii) no later than ninety (90) days after the end of each of Borrower's fiscal years, audited annual financial statements with an unqualified certification by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank, provided, however, that with respect to any fiscal year, in the event Borrower obtains an extension from the SEC with respect to the filing of its 10-K Borrower may submit such certified annual financial statements no later than one hundred twenty (120) days after the end of such fiscal year so long as Borrower submits a draft no later than ninety (90) days after the end of such fiscal year;

          (c) Borrower shall promptly advise Bank in writing of any material adverse change in the business, assets or condition, financial or otherwise, of Borrower, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default hereunder after notice or lapse of time (or both);

          (d) Bank, or any Persons designated by it, shall have the right, at any time, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals,

                                                                   Exh. 4.1
orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Bank may consider reasonable under the circumstances. Borrower shall furnish to Bank such information relevant to Bank's rights under this Agreement as Bank shall at any time and from time to time request. Borrower authorizes Bank to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Bank or to Borrower's independent public accountants. Borrower shall pay to Bank all customary fees and out-of-pocket expenses incurred by Bank in the exercise of its rights hereunder, and all of such fees and expenses shall constitute Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

          (e)  Borrower shall:

               (i) keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts and under policies in such form as shall be satisfactory to Bank. Original (or certified) copies of such policies of insurance have been or shall be delivered to Bank within fifteen
     (15) days after the date hereof, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Bank, showing loss under such insurance policies payable to Bank. Such endorsement, or an independent instrument furnished to Bank, shall provide that the insurance company shall give Bank at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Bank to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Bank an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Bank. Borrower irrevocably, makes, constitutes and appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, that no Event of Default shall have occurred, Borrower may make, settle and adjust claims involving less than $150,000.00 in the aggregate without Bank's consent; and

               (ii) maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductbles and under policies in such form as shall be satisfactory to Bank and original (or certified) copies of such policies have been or shall be delivered to Bank within fifteen (15) days after the date hereof, together with evidence of payment of all premiums therefor; each

                                                                   Exh. 4.1
     such policy shall contain an endorsement showing Bank as additional insured thereunder and providing that the insurance company shall give Bank at least thirty (30) days written notice before any such policy shall be altered or canceled.

          If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Bank, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Bank deems advisable. All sums disbursed by Bank in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Bank and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

          (f) Borrower shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable environmental laws, rules or regulations; shall keep the Collateral in good condition, repair and order; ordinary wear and tear excepted, shall permit Bank to examine any of the Collateral at any time and wherever the Collateral may be located; shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, distraint or other legal process; shall not sell, lease, grant a security interest in or otherwise dispose of any of the Collateral except as expressly permitted by this Agreement; shall not settle or adjust any Account identified by Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Bank, provided, that following the occurrence of an Event of Default, Borrower shall not settle or adjust any Account without the consent of Bank; and shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations listed on Exhibit B or in any written notice to Bank pursuant to subparagraph 10(b) hereof, except for the removal of Inventory sold in the ordinary course of Borrower's business as permitted herein;

          (g) all monies and other property obtained by Borrower from Bank pursuant to this Agreement will be used solely for business purposes of Borrower;

          (h) Borrower shall, at the request of Bank, indicate on its records concerning the Collateral a notation, in form satisfactory to Bank, of the security interest of Bank hereunder;

          (i) Borrower shall file all required tax returns and pay all of its taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) Borrower keeps on deposit with Bank (such deposit to be held without interest) an amount of money which, in the sole judgment of Bank, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, or the Borrower maintains adequate reserves on its balance sheet in accordance with generally accepted accounting principles, and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Bank may apply the money so deposited in payment of such taxes. If Borrower

                                                                   Exh. 4.1
fails to pay any such taxes and in the absence of any such contest by Borrower, Bank may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Bank shall constitute Loans hereunder, shall be payable by Borrower to Bank on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

          (j) Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

          (k)  Borrower shall not (i) enter into any merger or consolidation
(ii) sell, lease or otherwise dispose of all or substantially all of its assets,
(iii) purchase all or substantially all of the assets of any Person or division of such Person, or (iv) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock;

          (l) Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership or other type of entity);

          (m) Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States;

          (n) Borrower shall not amend its organizational documents or change its fiscal year or enter into a new line of business materially different from Borrower's current business;

          (o) Borrower's Tangible Net Worth shall not at any time be less than that shown on the financial statement most recently presented to Bank prior to the date hereof; "TANGIBLE NET WORTH" being defined for purposes of this subparagraph as Borrower's shareholders' equity (including retained earnings) LESS the book value of all intangible assets as determined solely by Bank on a consistent basis PLUS the amount of any LIFO reserve plus the amount of any debt subordinated to Bank, all as determined under generally accepted accounting principles applied on a basis consistent with the aforesaid financial statement except as set forth herein;

          (p) Borrower shall reimburse Bank for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Bank in connection with (i) documentation and consummation of this transaction and any other transactions between Borrower and Bank, including, without limitation, Uniform Commercial Code and other public record searches, lien filings, Federal Express or similar express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs, (ii) collection, protection or enforcement any rights in or to the Collateral, (iii) collection of any Liabilities and (iv) administration and enforcement of any of Bank's rights under this Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Bank and any additional services requested by Borrower from Bank. All such costs, expenses and charges shall constitute Loans hereunder, shall be payable by

                                                                   Exh. 4.1
Borrower to Bank on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

          12. DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" by Borrower hereunder:

          (a) the failure of any Obligor to pay when due, declared due, or demanded by Bank, any of the Liabilities;

          (b) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements; provided that any such failure by Borrower under this Agreement shall not constitute an Event of Default hereunder until the tenth (10th) day following written notice hereof. Bank agrees to endeavor to provide a copy of such notice of default to the law firm of Smith, Gambrell & Russell by mail at the mailing address of 1230 Peachtree Street NE, Suite 3100, Atlanta, Georgia 30309-3592 , or by facsmilie transmission at facsimile number (404) 264-2652. Failure of Bank to provide such copy of notice of default shall not impair Bank's rights hereunder;

          (c) the failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure may have a material adverse effect on such Obligor's business, property, assets, operations or condition, financial or otherwise;

          (d) the making or furnishing by any Obligor to Bank of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Bank, which is untrue or misleading in any respect;

          (e) the loss, theft, damage or destruction of any of the Collateral in an amount in excess of $50,000.00 in the aggregate for all such events during any year of the Original Term or any Renewal Term determined by Bank in its sole discretion, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral;

          (f) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof;

          (g) the commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

                                                                   Exh. 4.1
          (h) the appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed within thirty (30) days after the commencement of such proceedings;

          (i) the entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution; to the extent such judgments exceed $50,000.00 outstanding at any time;

          (j) the death of any Obligor who is a natural Person, or of any partner of any Obligor which is a partnership, or the dissolution of any Obligor which is a partnership or corporation;

          (k) the occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Bank pursuant to which such Person has guaranteed to Bank the payment of all or any of the Liabilities or has granted Bank a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities;

          (l) the institution in any court of a criminal proceeding for which the possibility of a forfeiture of assets exists against any Obligor, or the indictment of any Obligor for any crime; other than traffic and boating tickets and misdemeanors not punishable by jail terms; and

          (m) Bank shall reasonably feel insecure for any material reason whatsoever, including, without limitation, fear of removal or waste of the Collateral, or any part thereof.

          13.  REMEDIES UPON AN EVENT OF DEFAULT.

          (a) Upon the occurrence of an Event of Default described in subparagraph 12(g) hereof, all of Borrower's Liabilities shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Bank, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

          (b) Upon the occurrence of an Event of Default, Bank may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Bank's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Bank shall have the right to store the same at any of Borrower's premises without cost to Bank. At Bank's

                                                                   Exh. 4.1
request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Bank at one or more places to be designated by Bank and reasonably convenient to Bank and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least five (5) calendar days before such disposition. Any proceeds of any disposition by Bank of any of the Collateral may be applied by Bank to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such proceeds may be applied by Bank toward the payment of such of the Liabilities, and in such order of application, as Bank may from time to time elect.

          14. INDEMNIFICATION. Borrower agrees to defend (with counsel satisfactory to Bank), protect, indemnify and hold harmless Bank, each affiliate or subsidiary of Bank, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this paragraph 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

          15. NOTICE. All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Bank shall be sent to it at LaSalle and Monroe Streets, Chicago, Illinois 60674, Attention: Asset Based Lending Division, and in the case of Borrower shall be sent to it at its principal place of business set forth on the first page of this Agreement.

          16. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION. This Agreement and the Other Agreements are submitted by Borrower to Bank for

                                                                   Exh. 4.1
Bank's acceptance or rejection at Bank's principal place of business as an offer by Borrower to borrow monies from Bank now and from time to time hereafter, and shall not be binding upon Bank or become effective until accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.
If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

     To induce Bank to accept this Agreement, Borrower irrevocably agrees that, subject to Bank's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Bank and who Bank has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Bank agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. Bank agrees to endeavor to provide a copy of such process to the law firm of Smith, Gambrell & Russell by mail at the mailing address of 1230 Peachtree Street NE, Suite 3100, Atlanta, Georgia 30309-3592 or by facsimile transmission at facsimile number
(404) 264-2652. Failure of Bank to provide a copy of such process shall not impair Bank's rights hereunder. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY BANK IN ACCORDANCE WITH THIS PARAGRAPH.

          17. MODIFICATION AND BENEFIT OF AGREEMENT. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Bank's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Bank's rights, titles, interest, remedies, powers and/or duties and agrees that it shall

                                                                   Exh. 4.1
execute and deliver such documents as Bank may request in connection with any such sale, assignment, transfer or other disposition.

          18. HEADINGS OF SUBDIVISIONS. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

          19. POWER OF ATTORNEY. Borrower acknowledges and agrees that its appointment of Bank as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

          20.  WAIVER OF JURY TRIAL; OTHER WAIVERS.

          (a) BORROWER AND BANK EACH HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR BANK OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND BANK. IN NO EVENT SHALL BANK BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

          (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

          (c) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY BANK OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING; provided that in the event that Bank seeks to enforce its rights hereunder by judicial process, Bank shall provide Borrower with such notices as are required by law..

          (d) Bank's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Bank in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is in writing, signed by a duly authorized officer of Bank and directed to Borrower specifying such suspension or waiver.

                                                                   Exh. 4.1
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the5th day of June, 1996.


WEGENER COMMUNICATIONS, INC.            LASALLE NATIONAL BANK


By   C. Troy Woodbury,Jr.               By
  --------------------------------        ---------------------------------
 Title  Exec. V.P. & COO                 Title
       ---------------------------            -----------------------------

       and


By   James Traicoff
  --------------------------------
 Title  Assistant Secretary
      ---------------------------

                  EXHIBIT B - BUSINESS AND COLLATERAL LOCATIONS


Attached to and made a part of that certain Loan and Security Agreement of even date herewith betweenWegener Communications, Inc. ("BORROWER") and LASALLE NATIONAL BANK ("BANK").


A. Borrower's Business Locations (please indicate which location is the principal place of business and at which locations originals and all copies of Borrower's books, records and accounts are kept).

     1.   11350 Technology Circle
          Duluth, Georgia 30155



     2.



     3.





B. Other locations of Collateral (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of Borrower. Please indicate the relationship of such location to Borrower (i.e. public warehouse, processor, etc.).

     1.   3400 Corporate Way
          Suite D & E, Building B
          Duluth, Georgia 30136



     2.   C/O Clover Electronics
          136 Hillwood Circle
          Newnan, Georgia 30264



     3.   3496 Highway 141
          Suwanee, Georgia 30174

                                                                    Exh. 4.1

                          EXHIBIT A-SPECIAL PROVISIONS

Attached to and made a part of that certain Loan and Security Agreement of even date herewith between WEGENER COMMUNICATIONS, INC. (" Borrower ") and LASALLE NATIONAL BANK (" Bank ").


CREDIT TERMS


(1) LOAN LIMIT: Bank may, in its sole discretion, advance an amount up to the sum of the following sublimits (the "Loan Limit"):

     (A) Subject to subparagraph (4)(a) of this Exhibit A, up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Borrower's Eligible Accounts; PLUS

     (B) Subject to subparagraph (4)(b) of this Exhibit A, up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Borrower's Eligible Accounts or Five Hundred Thousand and No/100 Dollars ($500,000.00), whichever is less; PLUS

     (C) Subject to subparagraph (5)(a) of this Exhibit A, up to twenty percent (20%) of the lower of the cost or market value of Borrower's Eligible Inventory; PLUS

     (D) Subject to subparagraph (5)(b) of this Exhibit A, up to twenty percent (20%) of the lower of the cost or market value of Borrower's Eligible Inventory; PLUS

     (E) Subject to subparagraph (5)(c) of this Exhibit A, up to forty percent (40%) of the lower of the cost or market value of Borrower's Eligible Inventory; PLUS

     (F) Subject to subparagraph (5)(d) of this Exhibit A, up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory; PLUS

     (G) Subject to subparagraph (2)(a) of this Exhibit A, up to eighty percent (80%) of the purchase price of the Equipment purchased with such advances (exclusive of sales taxes, delivery charges and other "soft" costs related to such purchases), to be used by Borrower from time to time to purchase new Equipment, or One Million and No/100 Dollars ($1,000,000.00), whichever is less; provided that, prior to any advance under this subparagraph, Borrower shall furnish to Bank an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Bank shall require to assure that Bank has a first perfected security interest in such Equipment; and further provided, that each advance under this subparagraph shall equal or exceed One Hundred Thousand and No/100 Dollars ($100,000.00) and may be made not more frequently than quarterly; MINUS

     (H) Such reserves as Bank elects, in its sole discretion, to establish from time to time;

          provided, that the aggregate amount of Loans made pursuant to subparagraphs (1)(c), (1)(d), (1)(e) and (1)(f) of this Exhibit A shall in no event exceed Two Million and No/100 Dollars
          ($2,000,000.00); and

          further provided, that the aggregate Loan Limit shall in no event exceed Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00), except as such amount may be increased or decreased by Bank, in its sole discretion, from time to time.

(2)  AVAILABILITY REDUCTIONS:

     (A) Borrower shall repay to Bank monthly an amount sufficient (assuming a like payment each month) to repay the entire principal amount of each advance made pursuant to subparagraph (1)(g) of this Exhibit A within sixty (60) months following the date of such advance. Such payments shall be made on the thirtieth (30th) day following the date of each such advance, and on the corresponding day of each month thereafter until the earliest to occur of (i) the date upon which each such advance is repaid in full, (ii) the date upon which demand for repayment of the Loans is made by Bank and (iii) the date upon which this Agreement terminates pursuant to the provisions of Paragraph 9 of the Agreement.

(3)  AVAILABILITY INCREASES:

     (A) With respect to the advance rates and/or sublimits against Eligible Inventory referenced in subparagraphs (1)(c), (1)(d), (1)(e) and
          (1)(f) of this Exhibit A, upon Bank's receipt and review of Borrower's 1996 certified fiscal year end financial statements and 1996 10K Bank will consider increasing said advance rates and/or sublimits, provided, however, that Bank will be under no obligation to increase said advance rate and/or sublimits and may decline to do so in its sole discretion.

(4)  ADDITIONS AND REVISIONS TO ELIGIBLE ACCOUNTS CRITERIA:

     LIMITS ON ELIGIBLE ACCOUNTS: Without limiting Bank's discretion to determine the acceptability of Accounts for lending purposes in accordance with subparagraph 1(d)(xii) of the Agreement:

     (A) SPECIFIC CATEGORY ACCOUNTS: With respect to the Accounts set forth at subparagraph (1)(a) of this Exhibit A, such Accounts shall consist solely of Accounts in which the Account Debtor is a resident or citizen of and is located within the United States of America or is a resident or citizen of and is located within a foreign country and, in each case, the Account is payable in U.S. Dollars and with respect to Account Debtors who are residents or citizens of and are located within a foreign country, the Account is supported by a Letter of Credit which is in form and substance satisfactory to Bank, issued by a financial institution acceptable to Bank and assigned to Bank in a manner acceptable Bank.

     (B) SPECIFIC CATEGORY ACCOUNTS: With respect to the Accounts set forth at subparagraph (1)(b) of this Exhibit A, such Accounts shall consist solely of Accounts in which the Account Debtor is a resident or citizen of and is located within the United States of America or is a resident or citizen of and is located within a foreign country and, in each case, the Account is payable in U.S. Dollars.


(5)  ADDITIONS TO ELIGIBLE INVENTORY CRITERIA:

     LIMITS ON ELIGIBLE INVENTORY: Without limiting Bank's discretion to determine the acceptability of Inventory for lending purposes in accordance with subparagraph 1(e)(vi) of the Agreement:

     (A) SPECIFIC CATEGORY INVENTORY: With respect to the advance described in subparagraph (1)(c) of this Exhibit A, such Inventory shall consist solely of generic raw materials of electronic components, electronic circuit boards and fabricated sheet metal.

     (B) SPECIFIC CATEGORY INVENTORY: With respect to the advance described in subparagraph (1)(d) of this Exhibit A, such Inventory shall consist solely of generic portions of kits of boxes of various raw materials necessary to assemble a finished product.

                                     PAGE 4
4
     (C) SPECIFIC CATEGORY INVENTORY: With respect to the advance described in subparagraph (1)(e) of this Exhibit A, such Inventory shall consist solely of distributor parts consisting mainly of Moving Pictures Expert Group computer chips.

     (D) SPECIFIC CATEGORY INVENTORY: With respect to the advance described in subparagraph (1)(f) of this Exhibit A, such Inventory shall consist solely of finished goods consisting of completed satellite communications equipment.

(6)  INTEREST RATE:

     (i) All Loans made pursuant to subparagraphs (1)(a), (1)(b), (1)(c),
     (1)(d), (1)(e) and (1)(f) of this Exhibit A shall bear interest at the rate of one-half of one percent (1/2 of 1%) per annum in excess of Bank's publicly announced prime rate (which is not intended to be Bank's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time; and (ii) all Loans made pursuant to subparagraph (1)(g) of this Exhibit A shall bear interest at the rate of one and one-half percent (1-1/2%) per annum in excess of the Prime Rate. Interest shall be payable on the last business day of each month, in arrears. Each rate of interest set forth herein shall increase or decrease with each increase or decrease in the Prime Rate, effective on the effective date of each such change in the Prime Rate. Upon the occurrence of an Event of Default and the continuance thereof, each Loan shall bear interest at the rate of two percent (2%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated upon the basis of a 360-day year.

(7)  FEES AND CHARGES:

     (A)  FACILITIES FEES:

          Borrower shall pay to Bank a facilities fee equal to one percent (1%) of the maximum amount of Loans available pursuant to subparagraphs
          (1)(a), (1)(b), (1)(c), (1)(d), (1)(e) and (1)(f) of this Exhibit A, which fee shall be fully earned by Bank and payable on the date that Bank makes its initial disbursement under this Agreement and on each anniversary of the date of this Agreement during the Original Term and any Renewal Term.

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                                     PAGE 5

     (B)  TRANSACTION FEE:

          Borrower shall pay to Bank a one time transaction fee equal to one percent (1%) of the aggregate Loan Limit, which fee shall be fully earned by Bank and payable on the date that Bank makes its initial disbursement under this Agreement.



ADDITIONS AND CHANGES TO COVENANTS

(8)  CHECKING ACCOUNT PROVISIONS:

     Borrower shall maintain its controlled disbursement account with Bank.

(9)  TANGIBLE NET WORTH:

     Notwithstanding the provisions of subparagraph 11(o) of the Agreement, Borrower shall at all times maintain a tangible net worth of not less than the Minimum Tangible Net Worth, as hereinafter defined. From the date hereof through the last day of Borrower's 1996 fiscal year, Minimum Tangible Net Worth shall be equal to Borrower's tangible net worth as shown on Borrower's financial statement dated May 31, 1996 less $1,000,000. Commencing with the first day of the Borrower's 1997 fiscal year through the day prior to the last day of Borrower's 1997 fiscal year, Minimum Tangible Net Worth shall be equal to Borrower's tangible net worth as shown on Borrower's financial statement dated May 31, 1996. Commencing with the last day of Borrower's 1997 fiscal year through the day prior to the last day of Borrower's 1998 fiscal year, Minimum Tangible Net Worth shall be equal to Borrower's Minimum Tangible Net Worth as shown on Borrower's financial statement dated May 31, 1996 plus Borrower's net profits for the 1996 fiscal fourth quarter. Thereafter, for each period beginning on the last day of Borrower's fiscal year through the day prior to the last day of Borrower's subsequent fiscal year, commencing with the last day of Borrower's 1998 fiscal year, Minimum Tangible Net Worth shall be equal to Minimum Tangible Net Worth as of the last day of the immediately preceding fiscal year plus the net profits for such preceding fiscal year.

(10) CAP ON AUDIT AND INVENTORY EXAM COSTS:

     Subsequent to Bank's initial audit, prior to the occurrence of an Event of Default, the amount Borrower shall be required to pay to Bank pursuant to subparagraph 11(d) of the

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                                     PAGE 6

     Agreement shall be the amount of Bank's out-of-pocket expenses incurred in the exercise by Bank of its rights thereunder.

(11) RESTRICTION OF PAYMENT OF EXPENSES OF PARENT:

     Notwithstanding anything contained in the Agreement to the contrary, Borrower may pay various administrative expenses of Borrower's Parent, Wegener Corporation, provided that: (i) such payment is permitted under all applicable laws (ii) no Event of Default shall have occurred prior to the time of, or would occur as a result of such payment and (iii) the amount of expenses paid does not exceed Six Hundred Thousand and No/100 Dollars ($600,000.00) per year.


ADDITIONS AND CHANGES TO DEFAULT PROVISIONS

(12) CHANGE OF MANAGEMENT DEFAULT:

     In addition of the Events of Default specified in Paragraph 12 of the Agreement, it shall be an Event of Default hereunder if Robert A. Placek and Troy Woodbury shall cease to be part of Senior Management of Borrower.


OTHER PROVISIONS

(13) PERMITTED LIENS: Bank acknowledges that the liens evidenced by the following filed financing statements and any amendments thereto, as said financing statements exist as of May 21, 1996 shall constitute Permitted
     Liens:
          004165                                       . . .
     ------------------------------------------------------------------------
     ------------------------------------------------------------------------


CONDITIONS TO CLOSING

(14) ADDITIONAL CONDITIONS TO CLOSING: Bank shall be under no obligation to consummate the transactions contemplated by this Agreement until each of the conditions listed in this Paragraph (14) has been satisfied. Whenever a condition contained herein requires delivery of an agreement or other document to Bank, each such agreement or other document shall be in form and substance satisfactory to Bank in its sole discretion.

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                                     PAGE 7

     (A)  REAL PROPERTY AS COLLATERAL:

          Borrower shall convey, mortgage, assign, transfer and pledge to Bank that certain real property commonly known as 11350 Technology Circle, Duluth, Georgia 30155 and a 4.4214 acre tract which is adjacent to the aforesaid property (collectively, the "Properties") and, if title to said Properties are in a land trust, any beneficial interest relative thereto. In connection therewith, Borrower shall execute such documentation as Bank, in its sole discretion, deems necessary, including, without limitation, a Mortgage and Security Agreement or similar instrument, Assignment of Leases and Rents, Tenant Subordination, Tenant and Attornment Agreement and Collateral Assignment of Beneficial Interest. Borrower shall also provide Bank with a copy of all leases, if any, relative to said Properties. Borrower shall furnish Bank (i) an existing spotted plat of survey of the Properties, if any, prepared by a Georgia Licensed Surveyor setting forth: (a) all easements, rights of way and other encumbrances and matters of record affecting or appurtenant to the Properties; (b) the established building line(s) and side yard line(s), if any; (c) the line of the street or streets abutting the Properties or any portion thereof; (d) any and all encroachments (and the extent thereof in feet and inches) upon the Properties or any easement appurtenant thereto; (e) all improvements on the Properties; and (f) the area of the Properties; and (ii) a commitment for an ALTA Mortgagee's Policy of Title Insurance (the "Title Policy") issued by a title insurance company acceptable to Bank (the "Title Company") in such amount and with such exceptions and endorsements as Bank deems proper in its sole discretion. Said Title Policy shall include, without limitation, the following endorsements:

          (i)       Comprehensive Endorsement;
          (ii)      Location Endorsement;
          (iii)          Last Dollar Endorsement;
          (iv)      Variable Rate Endorsement;
          (v)       Future Advance, Revolving Credit Endorsement;
          (vi)      Access Endorsement;
          (vii)          Survey Endorsement;
          (viii)         Usury Endorsement;
          (ix)      Contiguity Endorsement; and
          (x)       Tax Parcel Endorsement.

          Borrower shall furnish evidence satisfactory to Bank that the Properties are not located in an area designated by the Secretary of Housing and Urban Development

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                                     PAGE 8

          as having special flood hazards, or if they are so located, furnish satisfactory evidence that flood insurance is in effect.

          At Bank's request, Borrower will cause to be performed an environmental audit of the Property in scope, and by an auditor, satisfactory to Bank, and the results of said audit shall be satisfactory to Bank in its sole discretion.

     (B) LANDLORD'S AGREEMENT: Borrower shall cause to be executed in favor of Bank and delivered to Bank a Landlord's Agreement from each lessor of property set forth on Exhibit B, which Landlord's Agreement shall include a copy of the relevant lease.

     (C)  GUARANTIES:

          (i) Borrower shall cause to be executed in favor of Bank and delivered to Bank the Continuing Unconditional Guaranty of Wegener Corporation of any and all indebtedness of Borrower to Bank.

          (ii) Borrower shall cause to be executed in favor of Bank and delivered to Bank the Validity Guaranty of Robert A. Placek.

     (D) INTERCREDITOR AGREEMENT: Borrower shall cause Lyon Credit Corporation to execute and deliver to Bank an Intercreditor Agreement.

     (E) PROCESSOR'S LETTERS: Bank hereby acknowledges that Eligible Inventory is and from time to time may be delivered to a processor for processing at the locations set forth in Exhibit B. Relative thereto, Borrower shall cause each such party to execute and deliver a Processor's Letter to Bank and shall cause each such party to execute and deliver a Uniform Commercial Code Financing Statement to Bank.

     (F) PATENT, TRADEMARK AND LICENSE MORTGAGE: Borrower shall execute and deliver to Bank a Patent, Trademark and License Mortgage.

     (G) PAYABLES: Borrower shall bring all of its payables to within sixty days (60) as of the date that Bank makes its initial disbursement under this Agreement.

     (H) CREDIT INSURANCE: Borrower shall assign to Bank as Collateral the proceeds of Borrower's Credit Insurance Policy to the extent such insurance is maintained by Borrower.

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                                     PAGE 9

     (I) MORTGAGEE'S WAIVER: Borrower shall cause to be executed in favor of Bank and delivered to Bank a Mortgagee's Waiver from each mortgagee of Borrower's owned real property set forth on Exhibit B.

     (J) ATTORNEY'S OPINION LETTER: Borrower shall cause to be executed and delivered to Bank an Attorney's Opinion Letter.